UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 29, 2008

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-52006 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure provided in Item 5.02 below is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure provided in Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Compensation Arrangements. On February 29, 2008, the Company’s Compensation Committee of the Board of Directors of ICO Global Communications (Holdings) Limited (“Company”) awarded cash bonuses listed below to the Company’s named executive officers based upon the Company’s 2007 performance and the individual named executive officer’s performance for 2007. The Compensation Committee also increased the base annual salary for 2008 for certain of the Company’s named executive officers as set forth below.

Executive Officer	Title	2008 Base Salary(1)	2007 Cash Bonus
J. Timothy Bryan	Chief Executive Officer (principal executive officer)	$597,740	$0(2)

Michael P. Corkery	Executive Vice President, Chief Financial Officer (principal financial officer)	$327,438	$0(2)

Dennis Schmitt	Sr. Vice President - Finance (principal accounting officer)	$243,878	$46,675

David Bagley	Sr. Vice President, Corporate Development	$288,708	$90,000

(1) Does not include any perquisites and related tax gross up, if any. Additional details regarding the complete compensation package for each executive officer will be disclosed in the Company’s proxy statement for its 2008 stockholders meeting. The foregoing salary increases and cash awards were made pursuant to the named executive officer’s current employment agreements, as applicable, and no amendments to such agreements were made at the current time.

(2) Employment Agreement does not provide for a cash bonus.

Resignation of Officer. On March 4, 2008, the Company entered into a Separation Agreement and General Release and Consulting Agreement with Donna P. Alderman (“Separation Agreement”) pursuant to which Ms. Alderman resigned in her capacity as Executive Vice President, Corporate Development and Strategy of the Company effective March 31, 2008, and was engaged to serve as a consultant to the Company effective as of April 1, 2008. Ms. Alderman’s Letter Agreement with the Company dated April 16, 2006 is terminated effective March 31, 2008.

Pursuant to the Separation Agreement, Ms. Alderman will no longer participate in the Company’s benefit plans, but stock options and restricted stock awards will continue vesting in accordance with the original vesting schedules for so long as she continues to serve the Company as a consultant (with the exception of an option for 150,000 shares granted on November 14, 2005 for Ms. Alderman’s service as a director of the Company, which shall continue to vest so long as she serves as a director).  The Separation Agreement also contains covenants relating to non-competition, non-disparagement and confidentiality as well as a general release of the Company.

In conjunction with executing the Separation Agreement, the Company and Ms. Alderman entered into a Consulting Agreement, effective April 1, 2008. Pursuant to the terms of the Consulting Agreement, Ms. Alderman will receive compensation equal to $45,953 per month for the term of the Consulting Agreement, which terminates on December 31, 2008 unless terminated earlier pursuant to its terms, and will work for the Company on a full-time basis as directed by the Company’s Chief Executive Officer.

The preceding summary of certain provisions of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated as of March 4, 2008 by and between ICO Global Communications (Holdings) Limited and Donna P. Alderman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)
By: /s/ John L. Flynn
March 6, 2008	John L. Flynn Executive Vice President, General Counsel and Corporate Secretary